DIRECT 816.983.8000 · FAX 816.983.8080 4801 MAIN STREET, SUITE 1000 · KANSAS CITY, MO 64112 www.huschblackwell.com

February 24, 2009

Commonwealth International Series Trust

5847 San Felipe, Suite 850
Houston, Texas 77057

RE:  Opinion of Counsel regarding the Registration Statement filed on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”) and Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 033-06867 and 811-04665)

Ladies and Gentlemen:

We have acted as counsel to Commonwealth International Series Trust (the “Trust”), a business trust organized under the laws of the state of Massachusetts and registered under the 1940 Act as an open-end series management investment company.

This opinion relates to the Trust’s Registration Statement on Form N-1A (the “Registration Statement and is given in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 50 under the Securities Act and Post-Effective Amendment No. 50 under the 1940 Act (collectively, the “Amendment”), each to the Registration Statement.  The Amendment relates to the registration of an indefinite number of shares of beneficial interest (collectively, the “Shares”), with no par value per share, of each of the following series of the Trust: Commonwealth Japan Fund, Commonwealth Australia/New Zealand Fund, Commonwealth Global Fund and Commonwealth Real Estate Securities Fund (each a “Fund” and collectively, the “Funds”).  We understand that the Amendment will be filed with the Commission under the Securities Act and the 1940 Act and that our opinion is required to be filed as an exhibit to the Registration Statement.

In reaching the opinions set forth below, we have examined, among other things, copies of the Trust's Certificate of Trust, Agreement and Declaration of Trust, applicable resolutions of the Board of Trustees, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus and the statement of additional information for the Funds, substantially in the form in which they are to be filed in the Amendment (the "Prospectus").

As to any facts or questions of fact material to the opinions set forth below, we have relied exclusively upon the aforesaid documents and upon representations and declarations of the officers or other representatives of the Trust.  We have made no independent investigation whatsoever as to such factual matters.

Commonwealth International Series Trust

The Prospectus provides for issuance of the Shares from time to time at the net asset value thereof. In reaching the opinions set forth below, we have assumed that upon sale of the Shares, the Trust will receive consideration that is consistent with the terms and conditions set forth in the Prospectus.

We have also assumed, without independent investigation or inquiry, that:

(a)

all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete; and

(b)

all representations, warranties, certifications and statements with respect to matters of fact and other factual information: (i) made by public officers; or (ii) made by officers or representatives of the Trust are accurate, true, correct and complete in all material respects.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.

The Shares to be offered for sale pursuant to the Prospectus have been duly and validly authorized by all necessary actions on the part of the Trust; and

2.

The Shares, when issued and sold by the Trust for consideration pursuant to and in the manner contemplated by the Agreement and Declaration of Trust and the Trust’s Registration Statement, will be validly issued and fully paid and non-assessable, subject to compliance with the Securities Act, the 1940 Act, and the applicable state laws regulating the sale of securities

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Massachusetts General Law relating to business trusts.

The organizational documents also provide no shareholder shall be subject to any personal liability whatsoever to any person in connection with Trust property or the acts, obligations or affairs of the Trust.  The organizational documents provide that if any shareholder, Trustee, officer, employee, or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability.  The organizational documents provide that the Trust shall indemnify and hold each shareholder harmless from and against all claims and liabilities, to which such shareholder may become subject by reason of his being or having been a shareholder, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him

Commonwealth International Series Trust

in connection with any such claim or liability. Therefore, the risk of any shareholder of a Fund incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which such Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information for the Funds, which is included in the Registration Statement.

Very truly yours,

/s/ Husch Blackwell Sanders LLP

Husch Blackwell Sanders LLP

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